UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 21, 2014

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement

On November 22, 2013, the Board of Directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) adopted the 2014 Directors’ Compensation and Expense Reimbursement Policy (“2014 Policy”). As reported in the Bank’s Annual Report on Form 10-K filed with the SEC on March 14, 2014 (“Form 10-K”), during 2013, the Bank retained an independent consultant to provide market research data regarding director compensation. In adopting the 2014 Policy, the Board considered such data, as well as a director fee comparison among the Federal Home Loan Banks and commercial banks and the Bank’s ability to recruit and retain highly-qualified directors. In accordance with Federal Housing Finance Agency (“Finance Agency”) regulations, the 2014 Policy, together with all supporting materials upon which the Board relied to determine the level of compensation and expenses to pay to the Bank’s directors, was provided to the Finance Agency for review. The 2014 Policy was intended to take effect on January 1, 2014, and was to have superseded in its entirety the 2013 Directors’ Compensation and Expense Reimbursement Policy (“2013 Policy”) previously adopted by the Board in December 2012. The 2014 Policy adjusted the amount of fees that directors may earn (as described in the Form 10-K) and made certain changes to the expense reimbursement provisions. Following preliminary discussions between the Chair of the Bank’s Human Resources Committee and the Finance Agency, on March 21, 2014, the Board voted to (i) postpone implementation of the revised fee provisions of the 2014 Policy in order to give the Finance Agency additional time to evaluate the Bank’s director compensation and (ii) maintain in place, for the time being, the fee provisions set forth in the 2013 Policy.
As previously disclosed in a Current Report on Form 8-K filed on December 18, 2012, the 2013 Policy took effect on January 1, 2013 and provides for a director (other than the Chair and Vice Chair) who attends all scheduled in-person meetings and participates in all scheduled conference calls, subject to the limited exceptions set forth in the 2013 Policy, to be paid a total fee of $75,000, plus reasonable travel expenses. The 2013 Policy provides for the Chair and Vice Chair of the Board to be paid a fee of $100,000 and $85,000, respectively, plus reasonable travel expenses. In addition, the 2013 Policy provides for Committee Chairs to be paid an additional $10,000 in fees. Under the 2013 Policy, compensation is comprised of per-day attendance fees for mandatory in-person events, per-call fees for participating in conference calls and quarterly retainer fees, subject to a combined fee cap. Under the 2013 Policy, director per-day and per-call fees are subject to forfeiture and penalties in certain circumstances for excessive absences. In addition, the 2013 Policy authorizes a reduction of a director’s quarterly retainer fee if a majority of disinterested directors determines that such director’s performance, ethical conduct or attendance is significantly deficient. The 2013 Policy has previously been reviewed without objection by the Finance Agency.
The foregoing descriptions of the 2013 Policy and the 2014 Policy are qualified in their entirety by reference to such policies, which are included herein as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
A copy of the Bank’s 2013 Directors’ Compensation and Expense Reimbursement Policy and the Bank’s 2014 Directors’ Compensation and Expense Reimbursement Policy are attached as Exhibits 10.1 and 10.2, respectively, and incorporated by reference in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 26, 2014

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Directors' Compensation and Expense Reimbursement Policy, effective January 1, 2013, as approved by the Board of Directors on December 13, 2012
10.2	Directors' Compensation and Expense Reimbursement Policy, effective January 1, 2014, as approved by the Board of Directors on November 22, 2013